Exhibit 3.1

SEABOARD CORPORATION

RESTATED BYLAWS

(As of January 25, 2024)

OFFICES

1.The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is Corporation Service Company.

2.The corporation may also have an office in Merriam, Kansas, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

STOCKHOLDERS’ MEETINGS

3.All meetings of the stockholders for the election of directors shall be held at such place, if any, as may be fixed from time to time by the board of directors, or at such other place, if any, either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or a duly executed waiver of notice thereof.

4.An annual meeting of stockholders, commencing with the year 2002, shall be held on the fourth Monday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or such other date and time as the board of directors shall approve, at which meeting the board of directors shall elect, by a majority vote, the president, treasurer and secretary, and transact such other business as may be properly brought before the meeting.

5.Whenever the stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

A complete list of the stockholders entitled to vote at a meeting of stockholders arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided within the notice of the meeting.

6.Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

7.Business transacted at all special meetings shall be confined to the objects stated in the call.

8.The holders of a majority in amount of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders, entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

9.When a quorum is present at a meeting for the election of directors, a plurality of the votes cast shall be significant to elect. All other questions presented to stockholders at a meeting at which a quorum is present shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

10.At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy provided, however, that no such proxy shall be voted on or acted upon after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided in the certificate of incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

11.The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

12.

A.

1)Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any committee thereof, or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 12 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph A1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 12 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably required to determine the eligibility of such proposed nominee to serve as a director of the corporation.

3)Notwithstanding anything in the second sentence of paragraph A2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

B.Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by A.2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C.

1)Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12.  Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 0 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2)For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3)Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

DIRECTORS

13.The number of directors of the corporation constituting the full board of directors shall be no less than three (3) and no more than fifteen (15), the exact number to be determined by the board of directors from time to time.  Within the foregoing limits, between elections by stockholders the board of directors may change the number of directors constituting the full board of directors. Directors need not be stockholders of the corporation. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor has been duly elected and qualified unless he sooner shall have resigned or been removed from office.

14.The board of directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the corporation in Merriam, Kansas, or at such other places as they may from time to time determine.

15.A vacancy or newly created directorship, as the case may be, shall be deemed to exist in the board of directors in case of the death, resignation, disqualification, or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the full authorized number of directors to be elected at that meeting. Vacancies and newly created directorships in the board of directors may be filled by a majority of the remaining directors, though fewer than a quorum, or by a sole remaining director. Upon the resignation of one or more directors from the board of directors to be effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office; provided however, that such director, or the entire board of directors, may be removed from office, with or without cause, by the holders of a majority in voting power of shares then entitled to vote at an election of directors.

16.The property and business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

COMMITTEES OF DIRECTORS

17.The board of directors may, by vote of a majority of their entire number, elect from their own number an executive committee of not less than three (3) nor more than five (5) members, which committee may be vested with the management of the current and ordinary business of the corporation, including the declaration of dividends, the fixing and altering of the powers and duties of the several officers and agents of the corporation, the election of additional officers and agents, and the filling of vacancies other than in the board of directors, and with power to authorize purchases, sales, contracts, offers, conveyances, transfers and negotiable instruments to the fullest extent permitted by law. A majority of the executive committee shall constitute a quorum for the transaction of business but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. The executive committee may make rules not inconsistent herewith for the holding and conduct of its meetings.

18.The board of directors may, by resolution or resolutions passed by a majority of the whole board of directors, designate other committees, each committee to consist of two (2) or more of the directors of the corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

19.All committees shall keep their regular minutes of their proceedings and report the same to the board of directors, who shall have power to rescind any vote or resolution passed by any committee but no such rescission shall have retroactive effect.

COMPENSATION OF DIRECTORS

20.Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

21.Members of executive or other committees may be allowed like compensation for attending committee meetings.

MEETINGS OF THE BOARD OF DIRECTORS

22.The first meeting of each newly elected board of directors shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

23.Regular meetings of the board of directors may be held without notice at such time and place, if any, either within or without the State of Delaware as shall from time to time be determined by the board of directors. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

24.Special meetings of the board of directors may be called by the president on two (2) days’ notice to each director, either personally or by mail, telegram or by other means of electronic communication. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors.

25.At all meetings of the board of directors, a majority of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

26.No notice of board of directors meeting shall be necessary if all directors are present or waive notice of the meeting.

WAIVER OF NOTICES

27.Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

OFFICERS

28.The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

29.The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from its members, a secretary and a treasurer, none of whom need be a member of the board of directors.

30.The board of directors or executive committee may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors or executive committee.

31.The board of directors shall have authority (i) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, of all officers and employees of the corporation, either specifically or by formula applicable to particular classes of officers or employees; and (ii) to authorize officers of the corporation to fix the compensation of officers of the corporation who are not “named executive officers” of the corporation within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. The board of directors shall have authority to appoint a compensation committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not create any employment or contract rights in that officer.

32.The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT

33.The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and if such officer is also a director, at meetings of directors. The president shall be, if a director, ex oficio a member of all standing committees of the board of directors, and shall have such powers and duties in the management of the business of the corporation as the of directors shall prescribe, and shall see that all orders and resolutions of the board of directors are carried into effect.

34.The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

VICE-PRESIDENTS

35.Any vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors or executive committee shall prescribe.

APPOINTING ATTORNEYS AND AGENTS; VOTING SECURITIES OF OTHER ENTITIES

36.Unless otherwise provided by resolution adopted by the board of directors, the chairperson of the board of directors, the president or any vice president may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this paragraph which may be delegated to an attorney or agent may also be exercised directly by the chairperson of the board of directors, the president or the vice president.

THE SECRETARY AND ASSISTANT SECRETARIES

37.The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall keep in safe custody, the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the treasurer or an assistant secretary.

38.Any assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors or executive committee shall prescribe.

THE TREASURER AND ASSISTANT TREASURERS

39.The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

40.The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors or executive committee, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

41.If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

42.Any assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors or executive committee shall prescribe.

CERTIFICATES OF STOCK

43.The certificates of stock of the corporation shall be certificated, numbered and entered in the books of the corporation as they are issued unless the board of directors determines by resolution that some or all classes of stock are to be uncertificated. They shall exhibit the holder’s name and number of shares and shall be signed by the president and the treasurer. If any stock certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile.

TRANSFERS OF STOCK

44.Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

45.The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

46.The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

LOST CERTIFICATE

47.The board of directors or executive committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors or executive committee may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

DIVIDENDS

48.Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

49.Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

DIRECTORS’ ANNUAL STATEMENT

50.The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

51.All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors or executive committee may from time to time designate.

FISCAL YEAR

52.The fiscal year shall be the calendar year, beginning with the calendar year ending December 31, 1986.

SEAL

53.The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words Corporate Seal, Delaware. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

AMENDMENTS

54.These bylaws may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority in voting power of the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his or her last known address at least twenty (20) days before the meeting is held.

INDEMNIFICATION

55.Mandatory Indemnification of Officers and Directors. The corporation shall indemnify and reimburse each director and officer of the corporation, and each person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, trust, enterprise or nonprofit entity, to the fullest extent permitted by law, for and against all liabilities and expenses imposed upon or reasonably incurred by him or her in connection with any action, suit or proceeding in which he or she may be involved or with which he or she may be threatened by reason of his or her being or having been a director or officer of the corporation or by reason of his or her being or having been, acting upon the request of the corporation, a director, officer, employee or agent of another corporation, partnership, limited liability company, trust, enterprise or nonprofit entity. The right of indemnity and reimbursement of each such person shall continue whether or not he or she continues to be such director or officer at the time such liabilities or expense are imposed upon or incurred by him or her and shall include, without being limited to, attorneys’ fees, court costs, judgments and compromise settlements. The right of reimbursement for liabilities and expenses so imposed or incurred shall include the right to receive such reimbursement in advance of the final disposition of any such action, suit or proceeding upon the corporation’s receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the corporation pursuant to law or this paragraph. Notwithstanding the foregoing, except as otherwise provided in Section 0(e), the corporation shall be required to indemnify any person in connection with the commencement of any action, suit or proceeding (or part thereof) by such person only if the commencement thereof was authorized in advance by the board of directors.

The rights of indemnification and reimbursement hereby provided shall not be exclusive of other rights to which any director or officer may be entitled.  As used in this paragraph the terms “director” and “officer” shall include their respective heirs, executors and administrators.

56.Discretionary Indemnification; Advancement of Expenses; Additional Provisions.

(a)Actions By Third Parties. The corporation shall have the right, but not the obligation, to indemnify, up to and including the full extent set forth in this paragraph, any person who was or is a party, or is threatened to be made a party to, or is otherwise involved in, any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (whether or not for profit) including serving as Trustee of an employee benefit plan of the corporation or other entity described in this subparagraph, (whether or not such employee benefit plan is governed by ERISA), against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding against any such person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)Actions by or on Behalf of the Corporation. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or entity (whether or not for profit) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such a person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)Authorization. Any indemnification under paragraphs 55 or 56 of these bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, partner, member, trustee, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs 55 or 56, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion; or (iv) by the stockholders.

(d)Expense Advance. Expenses (including attorneys’ fees) incurred by present or former directors or officers of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in these bylaws. Such expenses (including attorneys’ fees) incurred by other employees or agents of the corporation may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(e)Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under Sections 55 and/or Section 56 is not paid in full within thirty (30) days after a written claim therefor has been received by the corporation from a person entitled to indemnification or advancement, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(f)Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, these bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders, disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against any liability asserted against, and incurred by, him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these bylaws or Section 145 of the Delaware General Corporation Law (the “DGCL”).

(h)“The Corporation.” For the purposes of paragraphs 55 or 56 of these bylaws references to “the corporation” shall include, in addition to the resulting corporation and, to the extent that the board of directors of the resulting corporation so decides, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity, shall stand in the same position under the provisions of these bylaws with respect to the resulting or surviving corporation as he or she would have had with respect to such constituent corporation if its separate existence had continued.

(i)Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity or from insurance.

(j)Other Definitions. For purposes of paragraphs 55 or 56 of these bylaws references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, partner, member, trustee, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, partner, member, trustee, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in these bylaws.

(k)Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, these bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l)Amendment or Repeal. Neither the amendment nor repeal of paragraphs 55 or 56 of these bylaws nor the adoption of any provision of the certificate of incorporation inconsistent with paragraphs 55 or 56 of these bylaws shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption.

FORUM FOR ADJUDICATION OF DISPUTES

57.Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including a current or former beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim that is based upon a violation of a duty owed by any current or former director, officer, employee, or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or its current or former directors, officers, employees, or stockholders arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws, (iv) any action asserting a claim against the corporation or its current or former directors, officers, employees, or stockholders governed by the internal affairs doctrine, or (v) any action in the right of the corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery, shall be the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware).  To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Section is filed in a court other than the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (a “foreign action”) by or on behalf of any current or former stockholder (including a current or former beneficial owner), such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the Court of Chancery (or the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section.  If any provision of this Section shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section (including, without limitation, each portion of any sentence of this Section containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.